EXHIBIT 99

Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350

I hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-K of Southwest Bancorp, Inc. ("Southwest") for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and that the information contained in this Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Southwest.

By: /s/ Rick Green                                             March 27, 2003
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    Rick Green                                                 Date
    President and Chief Executive Officer
    (Principal Executive Officer)






Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350

I hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-K of Southwest Bancorp, Inc. ("Southwest") for the year ended December 31, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and that the information contained in this Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Southwest.

By: /s/ Kerby Crowell                                          March 27, 2003
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    Kerby Crowell                                              Date
    Executive Vice President, Chief Financial
    Officer and Assistant Secretary
    (Principal Financial Officer)